Investors:
Jacquie Ross, CFA
858-882-2172
ir@illumina.com

Media:
Eric Endicott
858-882-6822
pr@illumina.com

Illumina Reports Financial Results for First Quarter of Fiscal Year 2019

San Diego -- (BUSINESS WIRE) - April 25, 2019 - Illumina, Inc. (NASDAQ: ILMN) today announced its financial results for the first quarter of fiscal year 2019.

First quarter 2019 results:

•	Revenue of $846 million, an 8% increase compared to $782 million in the first quarter of 2018

•	GAAP net income attributable to Illumina stockholders for the quarter of $233 million, or $1.57 per diluted share, compared to $208 million, or $1.41 per diluted share, for the first quarter of 2018

•
Non-GAAP net income attributable to Illumina stockholders for the quarter of $237 million, or $1.60 per diluted share, compared to $214 million, or $1.45 per diluted share, for the first quarter of 2018 (see the table entitled “Reconciliation Between GAAP and Non-GAAP Net Income Attributable to Illumina Stockholders” for a reconciliation of these GAAP and non-GAAP financial measures)

•	Cash flow from operations of $198 million compared to $255 million in the first quarter of 2018

•	Free cash flow (cash flow from operations less capital expenditures) of $142 million for the quarter compared to $165 million in the first quarter of 2018

Gross margin in the first quarter of 2019 was 69.1% compared to 68.8% in the prior year period. Excluding amortization of acquired intangible assets, non-GAAP gross margin was 70.2% for the first quarter of 2019 compared to 69.8% in the prior year period.

Research and development (R&D) expenses for the first quarter of 2019 were $169 million compared to $137 million in the prior year period. R&D expenses as a percentage of revenue were 20.0%, including 0.8% attributable to Helix. This compares to R&D expenses as a percentage of revenue of 17.5% in the prior year period, including 0.8% attributable to Helix.

Selling, general and administrative (SG&A) expenses for the first quarter of 2019 were $211 million compared to $183 million in the prior year period. Excluding acquisition-related expenses and amortization of acquired intangible assets, non-GAAP SG&A expenses as a percentage of revenue were 23.0%, including 0.7% attributable to Helix. This compares to 22.9% in the prior year period, including 1.1% attributable to Helix.

Depreciation and amortization expenses were $47 million and capital expenditures for free cash flow purposes were $56 million during the first quarter of 2019. At the close of the quarter, the company held $3.6 billion in cash, cash equivalents and short-term investments, compared to $3.5 billion as of December 30, 2018.

“This was a strong start to the year, with $846 million in revenue and more than $1 billion in orders for the first time in the company’s history,” said Francis deSouza, President and CEO. “Our growth is driven by a broad range of sequencing applications, with 14% sequencing consumable growth in the first quarter, including more than 20% growth in clinical sequencing consumables.”

Updates since our last earnings release:

•	Launched the S Prime (SP) flow cell, enabling smaller batch sizes and lower output sequencing methods on the NovaSeq System

•	Launched TruSight™ Oncology 500 as a Research Use Only product, empowering laboratories with comprehensive genomic profiling

•	Authorized a share repurchase program to repurchase $550 million of outstanding common stock and repurchased approximately $63 million of common stock in the first quarter

•	Welcomed Susan E. Siegel to Illumina’s Board of Directors, adding leadership experience in personalized medicine and digital health

•	Accelerated Helix’s path to independence to allow Helix to address a broader opportunity in population and consumer genomics. As a result, Helix will be deconsolidated effective April 25, 2019.

Financial outlook and guidance

The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

For fiscal 2019, the company continues to expect revenue growth in the range of 13% to 14%, and now expects GAAP earnings per diluted share attributable to Illumina stockholders of $6.29 to $6.39 and non-GAAP earnings per diluted share attributable to Illumina stockholders of $6.63 to $6.73 due to the favorable impact of the Helix deconsolidation.

Except for acquisition-related expenses incurred during the first quarter of 2019 which are reflected in our GAAP guidance, this guidance excludes any impact from the pending acquisition of Pacific Biosciences, which we expect to close in mid-2019.

Quarterly conference call information

The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Thursday, April 25, 2019. Interested parties may access the live teleconference through the Investor Relations section of Illumina’s website under the “company” tab at www.illumina.com. Alternatively, individuals can access the call by dialing 1 (844) 647-5490, or 1 (615) 247-0295 outside North America, both with passcode 9153579.

A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets, non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. Additionally, non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements

This release contains forward-looking statements that involve risks and uncertainties, including our financial outlook and guidance for fiscal 2019. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: (i) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; (ii) the volume, timing and mix of customer orders among our products and services; (iii) our expectations regarding the pending acquisition of Pacific Biosciences; (iv) our ability to manufacture robust instrumentation and consumables; (v) the success of products and services competitive with our own; (vi) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (vii) the impact of recently launched or pre-announced products and services on existing products and services; (viii) our ability to further develop and commercialize our instruments and consumables, to deploy new products, services, and applications, and to expand the markets for our technology platforms; (ix) our ability to successfully identify and integrate acquired technologies, products, or businesses; and (x) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina

Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and follow @illumina.
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Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	March 31, 2019	December 30, 2018
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$2,270	$1,144
Short-term investments	1,345	2,368
Accounts receivable, net	457	514
Inventory	412	386
Prepaid expenses and other current assets	61	78
Total current assets	4,545	4,490
Property and equipment, net	852	1,075
Operating lease right-of-use assets	574	—
Goodwill	831	831
Intangible assets, net	175	185
Deferred tax assets, net	87	70
Other assets	326	308
Total assets	$7,390	$6,959

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$137	$184
Accrued liabilities	473	513
Long-term debt, current portion	631	1,107
Total current liabilities	1,241	1,804
Operating lease liabilities	718	—
Long-term debt	1,112	890
Other long-term liabilities	212	359
Redeemable noncontrolling interests	37	61
Stockholders’ equity	4,070	3,845
Total liabilities and stockholders’ equity	$7,390	$6,959

Illumina, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2019	April 1, 2018
Revenue:
Product revenue	$667	$628
Service and other revenue	179	154
Total revenue	846	782
Cost of revenue:
Cost of product revenue (a)	182	174
Cost of service and other revenue (a)	71	62
Amortization of acquired intangible assets	9	8
Total cost of revenue	262	244
Gross profit	584	538
Operating expense:
Research and development (a)	169	137
Selling, general and administrative (a)	211	183
Total operating expense	380	320
Income from operations	204	218
Other income, net	29	3
Income before income taxes	233	221
Provision for income taxes	9	24
Consolidated net income	224	197
Add: Net loss attributable to noncontrolling interests	9	11
Net income attributable to Illumina stockholders	$233	$208
Earnings per share attributable to Illumina stockholders:
Basic	$1.58	$1.42
Diluted	$1.57	$1.41
Shares used in computing earnings per common share:
Basic	147	147
Diluted	149	148

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended
	March 31, 2019	April 1, 2018
Cost of product revenue	$5	$4
Cost of service and other revenue	1	1
Research and development	18	15
Selling, general and administrative	27	28
Stock-based compensation expense before taxes (1)	$51	$48
(1) Includes stock-based compensation of $1.1 million and $0.6 million for Helix for the three months ended March 31, 2019 and April 1, 2018, respectively.

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended
	March 31, 2019	April 1, 2018
Net cash provided by operating activities	$198	$255
Net cash provided by investing activities	988	12
Net cash (used in) provided by financing activities	(60)	67
Effect of exchange rate changes on cash and cash equivalents	—	1
Net increase in cash and cash equivalents	1,126	335
Cash and cash equivalents, beginning of period	1,144	1,225
Cash and cash equivalents, end of period	$2,270	$1,560

Calculation of free cash flow:
Net cash provided by operating activities	$198	$255
Purchases of property and equipment	(56)	(90)
Free cash flow (a)	$142	$165
(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

RECONCILIATION BETWEEN GAAP AND NON-GAAP EARNINGS PER SHARE ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:
	Three Months Ended
	March 31, 2019	April 1, 2018
GAAP earnings per share attributable to Illumina stockholders - diluted	$1.57	$1.41
Costs of revenue (b)	0.06	0.05
Selling, general and administrative costs (b)	0.12	0.03
Other income, net (b)	(0.06)	—
Incremental non-GAAP tax expense (c)	(0.03)	(0.02)
Income tax benefit (d)	(0.06)	(0.02)
Non-GAAP earnings per share attributable to Illumina stockholders - diluted (a)	$1.60	$1.45

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:
GAAP net income attributable to Illumina stockholders	$233	$208
Costs of revenue (b)	9	8
Selling, general and administrative costs (b)	17	4
Other income, net (b)	(9)	—
Incremental non-GAAP tax expense (c)	(4)	(3)
Income tax benefit (d)	(9)	(3)
Non-GAAP net income attributable to Illumina stockholders (a)	$237	$214
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.
(b) Refer to our “Itemized Reconciliation between GAAP and Non-GAAP Results of Operations as a Percent of Revenue,” below, for the components of these amounts.
(c) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
(d) Amounts represent tax deductions taken in excess of stock compensation cost.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)
ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:
	Three Months Ended
	March 31, 2019		April 1, 2018
GAAP gross profit	$584	69.1%	$538	68.8%
Amortization of acquired intangible assets	9	1.1%	8	1.0%
Non-GAAP gross profit (a)	$593	70.2%	$546	69.8%

GAAP selling, general and administrative expense	$211	24.9%	$183	23.5%
Amortization of acquired intangible assets	(1)	—	(1)	(0.1)%
Acquisition-related expenses (b)	(16)	(1.9)%	—	—
Restructuring (c)	—	—	(3)	(0.5)%
Non-GAAP selling, general and administrative expense	$194	23.0%	$179	22.9%

GAAP operating profit	$204	24.2%	$218	27.8%
Costs of revenue	9	1.1%	8	1.1%
Selling, general and administrative costs	17	1.9%	4	0.6%
Non-GAAP operating profit (a)	$230	27.2%	$230	29.5%

GAAP other income, net	$29	3.4%	$3	0.4%
Non-cash interest expense (d)	14	1.7%	8	1.0%
Strategic investment related gain, net (e)	(8)	(0.9)%	(8)	(1.0)%
Gain on deconsolidation of GRAIL (f)	(15)	(1.8)%	—	—
Non-GAAP other income, net (a)	$20	2.4%	$3	0.4%
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit, and non-GAAP other income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance.
(b) Amount consists of acquisition-related expenses related to the pending Pacific Biosciences acquisition.
(c) Amount consists primarily of employee costs related to restructuring that occurred in Q1 2018 and Q4 2017.
(d) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(e) Amount consists primarily of mark-to-market adjustments from our strategic investments.
(f) Amount represents additional gain resulting from the settlement of a contingency related to the deconsolidation of GRAIL in 2017.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

Our future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect our financial results are stated above in this press release. More information on potential factors that could affect our financial results is included from time to time in the public reports filed with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended December 30, 2018 filed with the SEC on February 11, 2019. We assume no obligation to update any forward-looking statements or information.

Fiscal Year 2019
GAAP diluted earnings per share attributable to Illumina stockholders (a)	$6.29 - $6.39
Non-cash interest expense (b)	0.33
Amortization of acquired intangible assets	0.24
Acquisition-related expenses (c)	0.11
Gain on deconsolidation of GRAIL (d)	(0.10)
Strategic investment related gain, net (e)	(0.05)
Incremental non-GAAP tax expense (f)	(0.13)
Excess tax benefits from share-based compensation (g)	(0.06)
Non-GAAP diluted earnings per share attributable to Illumina stockholders (a)	$6.63 - $6.73

(a) Except for acquisition-related expenses incurred during the first quarter of 2019, this guidance excludes any impact from the pending acquisition of Pacific Biosciences, which we expect to close in mid-2019.
(b) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(c) Amount consists of acquisition-related expenses incurred during the first quarter of 2019 related to the pending Pacific Biosciences acquisition.
(d) Amount represents additional gain resulting from the settlement of a contingency related to the deconsolidation of GRAIL in 2017.
(e) Amount consists primarily of mark-to-market adjustments from our strategic investments.
(f) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed.
(g) Amount represents tax deductions taken in excess of stock compensation cost.